                              QUALITY FOOD CENTERS, INC.
                                     EXHIBIT 11.0
                          COMPUTATION OF PER SHARE EARNINGS

    Calculations of per share earnings reported in this report on Form 10-Q for the 12 and 36 week periods ended September 7, 1996 and September 9, 1995 are based on the following:


                                                    Twelve Weeks Ended                     Thirty-Six Weeks Ended
                                         September 7, 1996    September 9, 1995     September 7, 1996    September 9, 1995
                                         -----------------    -----------------     -----------------    -----------------
Weighted average
   shares outstanding                          14,576,000           14,423,000           14,518,000           16,273,000

Dilutive effect of
   stock options                                  317,000              130,000              248,000              128,000
                                          ---------------      ---------------       --------------       --------------

Weighted average
   number of shares                            14,893,000           14,553,000           14,766,000           16,401,000
                                          ---------------      ---------------       --------------       --------------
                                          ---------------      ---------------       --------------       --------------


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